Exhibit 10.1

AMENDMENT NO. 4 AND CONSENT

This AMENDMENT NO. 4 AND CONSENT (the “Agreement”) dated as of December 11, 2013 (the “Effective Date”) is among Continental Resources, Inc., an Oklahoma corporation (“Borrower”), Banner Pipeline Company LLC (“Banner”), CLR Asset Holdings, LLC (together with Banner, the “Guarantors”), the Lenders (as defined below), and Union Bank, N.A., as Administrative Agent and as Issuing Lender (as each such term is defined below).

RECITALS

A. The Borrower is party to that certain Seventh Amended and Restated Credit Agreement dated as of June 30, 2010, (as amended by Amendment No. 1 dated July 26, 2012, Amendment No. 2 dated April 3, 2013, and Amendment No. 3 dated October 16, 2013 and as the same may be further amended, restated or modified from time to time, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Union Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

B. Pursuant to Section 2.02(a)(ii) of the Credit Agreement the Borrower desires to elect to commence an Additional Covenant Period (as defined in the Credit Agreement).

C. The Borrower, the Lenders, the Issuing Lender and the Administrative Agent wish to, subject to the terms and conditions of this Agreement, consent to the Borrower’s election of an Additional Covenant Period, redetermine the Present Value (as defined in the Credit Agreement), waive the fall 2013 Borrowing Base (as defined in the Credit Agreement) redetermination, and make certain amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Lenders, the Guarantors, the Administrative Agent and the Issuing Lender hereby agree as follows:

Section 1. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings herein assigned. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3. Additional Covenant Period Election. Pursuant to that certain Letter Re: Election of Additional Covenant Period dated November 4, 2013 from the Borrower to the Administrative Agent and the Lenders, the Borrower provided notice of its election to convert to an Additional Covenant Period from a BB Period, such conversion to be effective December 6, 2013. The Borrower hereby confirms that its rating for the Index Debt by S&P is equal to or greater than BB+. The Lenders hereby consent to the Borrower’s election to convert to an Additional Covenant Period, such conversion to be effective December 6, 2013; provided that, if on December 6, 2013, the Borrower’s rating for the Index Debt by S&P ceases to be equal to or greater than BB+, then the consent provided for in this Section 3 shall be revoked, and the Borrower shall continue to be in a BB Period until the Borrower next elects to not have the Borrowing Base in effect as provided and subject to the conditions of Section 2.02(a) of the Credit Agreement.

Section 4. Amendments.

(a) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new definition:

“Applicable Margin” means:

(a) with respect to any Revolving Advance or Swing Line Advance, (i) during such times as any Event of Default exists, 2.00% per annum plus the rate per annum set forth in the Pricing Grid for the relevant Type of such Advance based upon the ratings by Moody’s and S&P, respectively, applicable to the Index Debt for the Borrower applicable from time to time, and (ii) at all other times, the rate per annum set forth in the Pricing Grid for the relevant Type of such Advance based upon the ratings by Moody’s and S&P, respectively, applicable to the Index Debt for the Borrower applicable from time to time;

(b) with respect to the Letter of Credit fees required under Section 2.08(b), the per annum rate for Letter of Credit fees set forth in the Pricing Grid based upon the ratings by Moody’s and S&P, respectively, applicable to the Index Debt for the Borrower applicable from time to time; and

(c) with respect to the unused Commitment fees required under Section 2.08(a), the per annum rate set forth for Commitment Fees in the Pricing Grid based upon the ratings by Moody’s and S&P, respectively, applicable to the Index Debt for the Borrower applicable from time to time.

For purposes of the foregoing, (i) if only one of Moody’s and S&P shall have in effect a rating for the Index Debt, then the other rating agency shall be deemed to have established a rating in the same Level as such agency; (ii) if each of Moody’s and S&P shall have in effect a rating for the Index Debt, and such ratings shall fall within different Levels, the Applicable Margin shall be based on (A) if the difference is one Level, the higher of the two ratings, and (B) if the difference is more than one Level, the rating one Level above the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin pursuant to clause (iii) of the preceding sentence shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. The Applicable Margin shall change when and as any such Event of Default commences or terminates. If neither Moody’s nor S&P shall have in effect a rating for the Index Debt, then the ratings for the Index Debt shall be deemed to fall within Level 1. If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

(b) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligations” means, with respect to any Obligor other than the Borrower, any Swap Obligations if, and to the extent that, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Obligor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Level” means the applicable category (being Level I, Level II, Level III, Level IV or Level V) of pricing criteria contained in the Pricing Grid, which is based, at any time of its determination, upon the ratings by Moody’s and S&P, respectively, to the Index Debt for the Borrower. For the avoidance of doubt, Level I shall be considered the lowest level and Level V shall be considered the highest level.

“Swap Obligation” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(c) The definition of “Obligations” in Section 1.01 of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof:

Notwithstanding anything to the contrary contained herein, “Obligations” shall not include the Excluded Swap Obligations.

(d) The definition of “Utilization Level” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(e) The first paragraph of Section 2.02 of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof.

Notwithstanding anything herein to the contrary, during the Additional Covenant Period, no Borrowing Base shall be determined, whether pursuant to Section 2.02(b), Section 2.02(c) or otherwise.

(f) Section 2.02(d) of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof.

Notwithstanding anything herein to the contrary, during the Additional Covenant Period, (i) the Administrative Agent shall continue to make a semi-annual redetermination of the Present Value using the same notice and time schedule provided for Borrowing Base redeterminations pursuant to Section 2.02(b) even though the Borrowing Base is no longer subject to redetermination and (ii) the Administrative Agent may make additional redeterminations of the Present Value in connection with any sale or proposed sale of Oil and Gas Properties of the Borrower or any of its Subsidiaries, which together with all such sales made since the most recent redetermination of the Present Value, have a market value equal to or greater than 5% of the Present Value then in effect to the extent any such sale is otherwise permitted by this Agreement using the same notice and time schedule provided for Borrowing Base redeterminations pursuant to Section 2.02(c) even though the Borrowing Base is no longer subject to redetermination.

(g) Section 2.02(f)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(ii) all Liens securing any Hedge Contract (other than Hedge Contracts with Swap Counterparties which are secured by the Collateral that will be released on the Release Date) and encumbering any Oil and Gas Properties of any Obligor shall have been released, and all covenants and agreements relating to any Hedge Contracts that require or could require Liens to secure obligations thereunder (other than any covenant requiring the provision of security in the event the Obligations are required to be secured by the Collateral) have been released and discharged; and

(h) Section 6.19 of the Credit Agreement is hereby amended by replacing the reference to “1.75” with a reference to “1.5”.

(i) Section 7.06 of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof:

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Obligors to preserve the allocation to Obligations otherwise set forth above in this Section 7.06 (assuming that, solely for purposes of such adjustments, Obligations includes Excluded Swap Obligations).

(j) Schedule I to the Credit Agreement is hereby deleted in its entirety and replaced with the new Schedule I attached hereto.

Section 5. Redetermination of Present Value. In connection with the Internal Engineering Report dated effective June 30, 2013, the Administrative Agent, hereby notifies the Lenders and the Borrower that, effective as of the date hereof, the Present Value is hereby redetermined to be $12,982,494,000, and such Present Value shall remain in effect at that level until the Present Value is next redetermined pursuant to Section 2.02(d) of the Credit Agreement.

Section 6. Waiver of Borrowing Base Redetermination. The Borrower, the Administrative Agent, and the Lenders hereby agree to waive the redetermination of the Borrowing Base in connection with the Internal Engineering Report dated effective June 30, 2013 as otherwise scheduled pursuant to Section 2.02(b)(ii) of the Credit Agreement. The Borrowing Base shall continue to be $4,250,000,000 as provided in that certain Letter Re: Redetermination of Borrowing Base dated May 17, 2013, and such Borrowing Base shall remain in effect at that level until the Additional Covenant Period commences or, if applicable, until the Borrowing Base is otherwise redetermined pursuant to the Credit Agreement; provided that, in the event that the BB Period continues pursuant to the proviso in Section 3 above, the Administrative Agent and the Lenders shall have the right to redetermine the Borrowing Base in connection with the Internal Engineering Report dated effective June 30, 2013.

Section 7. Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 8. Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment of, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of the Guaranty Agreement), as such Obligations may have been amended by this Agreement. Each Guarantor hereby acknowledges that its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty Agreement in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 9. Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and the Lenders.

(b) No Default shall have occurred and be continuing as of the Effective Date.

(c) The representations and warranties in this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof).

(d) The Borrower shall have paid all reasonable costs and expenses of counsel to the Administrative Agent which have been invoiced to the Borrower at least one Business Day prior to the date hereof and are payable pursuant to Section 9.03(a) of the Credit Agreement.

Section 10. Acknowledgments and Agreements.

(a) The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b) The Administrative Agent, the Issuing Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Except as otherwise expressly contemplated herein, nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(c) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature or in portable document format (.pdf) and all such signatures shall be effective as originals.

Section 12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 13. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 14. Governing Law. The governing law provisions set forth in Section 9.14 of the Credit Agreement apply to this Agreement.

Section 15. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages follow.]

EXECUTED effective as of the date first above written.

BORROWER:	CONTINENTAL RESOURCES, INC.

	By:	/s/ John D. Hart
John D. Hart, Senior Vice President, Chief Financial Officer and Treasurer

GUARANTORS:	BANNER PIPELINE COMPANY LLC
(for purposes of Section 8 only)

	By:	/s/ John D. Hart
John D. Hart, Manager

CLR ASSET HOLDINGS, LLC

	By:	Continental Resources, Inc., its member as manager

	By:	/s/ John D. Hart
John D. Hart, Senior Vice President, Chief Financial Officer and Treasurer

SIGNATURE PAGE TO AMENDMENT NO. 4

ADMINISTRATIVE AGENT/
ISSUING LENDER/LENDER:	UNION BANK, N.A.,
as Administrative Agent, Issuing Lender and a Lender

By: /s/ Haylee Dallas
Name: Haylee Dallas
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 4

COMPASS BANK,
as a Lender

By: /s/ Ian Payne
Name: Ian Payne
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 4

THE ROYAL BANK OF SCOTLAND PLC
as a Lender

By: /s/ Sanjay Remond
Name: Sanjay Remond
Title: Director

SIGNATURE PAGE TO AMENDMENT NO. 4

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Tara R. McLean
Name: Tara R. McLean
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 4

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Adam H. Fey
Name: Adam H. Fey
Title: Director

SIGNATURE PAGE TO AMENDMENT NO. 4

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Scott Pittman
Name: Scott Pittman
Title: Authorized Officer

SIGNATURE PAGE TO AMENDMENT NO. 4

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Charles D. Kirkham
Name: Charles D. Kirkham
Title: Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 4

CITIBANK, N.A., as a Lender

By: /s/ Phil Ballard
Name: Phil Ballard
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 4

CAPITAL ONE, N.A.,
as a Lender

By: /s/ Nancy M. Mak
Name: Nancy M. Mak
Title: Senior Vice President

SIGNATURE PAGE TO AMENDMENT NO. 4

SANTANDER BANK, N.A.

By: /s/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

By: /s/ Puiki Lok
Name: Puiki Lok
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 4

TORONTO DOMINION (NEW YORK) LLC,
as a Lender

By: /s/ Marie Fernandes
Name: Marie Fernandes
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 4

COMERICA BANK,
as a Lender

By: /s/ John S. Lesikar
Name: John S. Lesikar
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 4

MIDFIRST BANK,
as a Lender

By: /s/ James P. Boggs
Name: James P. Boggs
Title: Senior Vice President

SIGNATURE PAGE TO AMENDMENT NO. 4

SCHEDULE I

Applicable Margins

PRICING GRID

Level		Eurodollar Rate Advances	Reference Rate Advances	Letter of Credit Fee	Commitment Fee
Level V	≥ BBB+/Baa1	1.125%	0.125%	1.125%	0.15%
Level IV	BBB/Baa2	1.25%	0.25%	1.25%	0.20%
Level III	BBB-/Baa3	1.50%	0.50%	1.50%	0.25%
Level II	BB+/Ba1	1.75%	0.75%	1.75%	0.30%
Level I	≤ BB/Ba2	2.00%	1.00%	2.00%	0.35%

SCHEDULE 1